Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street NW Fifth Floor Washington, D.C. 20006-3817 o: (202) 973-8800 F: (866) 974-7329
March 31, 2023
BlackSky Technology Inc.
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by BlackSky Technology Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).
The Registration Statement relates to the proposed offer and sale by the selling stockholders (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate of 32,807,354 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”). Such shares consist of (i) up to 16,403,677 shares of Common Stock (the “Shares”) and (ii) up to 16,403,677 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of Warrants (as defined in the Registration Statement), each Warrant having an exercise price of $2.20 per share of Common Stock (such Shares and Warrant Shares, together, the “Securities”).
The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities were sold pursuant to a securities purchase agreement and registration rights agreement entered into between the Company and the Selling Stockholders, in substantially the form filed under a Current Report on Form 8-K.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g)  that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (i) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
AUSTIN       BEIJING       BOSTON       BOULDER       BRUSSELS       HONG KONG       LONDON       LOS ANGELES       NEW YORK       PALO ALTO
SALT LAKE CITY       SAN DIEGO       SAN FRANCISCO       SEATTLE       SHANGHAI       WASHINGTON, DC       WILMINGTON, DE

BlackSky Technology Inc.
March 31, 2023

Based on such examination, we are of the opinion that:
1.With respect to the Shares to be offered pursuant to the Registration Statement, such Shares have been duly authorized and are validly issued, fully paid and nonassessable.
2.With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the exercise of the warrants thereof pursuant to the terms of the Warrants, such Warrant Shares will have been validly issued, fully paid and nonassessable.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
(c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
* * *

BlackSky Technology Inc.
March 31, 2023

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation